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                                                                    EXHIBIT 10.9
   DATED:  January 4, 1999
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                                LOOKSMART, LTD.
                                ---------------




                                     -and-





                            INTERNET VENTURES INC.
                            ----------------------

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                      CO-BRANDING AND MARKETING AGREEMENT
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                      CO-BRANDING AND MARKETING AGREEMENT


     This Co-Branding and Marketing Agreement (the "Agreement") is entered into and effective as of January 4, 1999 (the "Effective Date") by and between LookSmart, Ltd., a Delaware corporation located at 487 Bryant Street, San Francisco, California 94107 ("LookSmart"), and Internet Ventures Inc. located in Los Angeles, CA ("IVN").

                                   RECITALS
                                   --------

     WHEREAS, LookSmart is the developer, owner and operator of an Internet directory and search engine web site located at www.looksmart.com;
                                                -----------------

     WHEREAS, IVN controls a group of Internet service providers that provide Internet access to subscribers in several rural markets,

     WHEREAS, LookSmart and the IVN desire that (i) LookSmart design, develop and maintain Co-Branded Sites that incorporate certain material provided by both parties, and (ii) both parties promote such Co-Branded Site.

     Now therefore, the parties agree as follows:

1.   DEFINITIONS
--   -----------

     For the purposes of this Agreement, the following terms shall have the indicated meanings:

1.1 "Advertising Impression" means every instance that an Internet user views a Co-Branded Page, which contains a Banner Advertisement.

1.2 "Banner Advertisement" means a third party advertisement on a Page; provided, that such advertisement (i) is placed by LookSmart, (ii) occupies all or a substantial portion of the width of the Page or all or a substantial portion of the length above the fold of the Page, and (iii) does not include any sponsorship or promotional programs, third party content arrangements or any smaller hypertext links to any third party site.

1.3 "Co-Branded Home Page" means the Page that first appears when an Internet user accesses a Co-Branded Site, a static copy of which shall reside on the ISP's server.

1.4  "Co-Branded Page" means each Page of the Co-Branded Site.

1.5 "Co-Branded Site" means the collection of Pages, including the Co-Branded Home Page, designed, developed and maintained by LookSmart pursuant to Section 2 of this Agreement that
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(i) provides similar products and services as the LookSmart Site, and (ii)
incorporates certain ISP Content.

1.6 "Content" means the ISP Content or the LookSmart Content, as the case may be.

1.7 "Hypertext link," means a section of a Page that when selected provides access to another Page (which may be part of the same document or site or part of a different document or site).

1.8 "Intellectual Property Rights" means any and all now known or hereafter existing rights associated with works of authorship or inventions throughout the universe, including but not limited to copyrights, patents, trademarks, service marks, know how, "look and feel" and all other intellectual and industrial property and proprietary rights (of every kind and nature throughout the universe and however designated) relating to intangible property.

1.9 "ISP Content" means any ISP logo, trademark, service mark, and all text, data images, design structure, any audio and audiovisual material, photographs, trademarks, and other materials developed by ISP that are (i) provided to LookSmart hereunder for the purpose of promoting the Co-Branded Site, and/or
(ii) incorporated into the Co-Branded Site.

1.10 "ISP Home Page" means the Page that each individual ISP uses for its Home Page. Internet Ventures Inc will provide a list of the Home Page URLs to LockSmart.

1.11 "ISP Site" means the collection of Pages established by the each individual ISP on the Internet under their domain and all portions thereof, including without limitation, all HTML, Java and other computer languages used for in the creation of those Pages and/or other formatted text files, all related graphics files, animation files, data files, modules, routines and objects, and the computer software and all other script or program files required to exploit such materials and collectively control the display of and user interaction with that site;

1.12 "LookSmart Content" means any LookSmart logo, trademark, service mark, and all text, data images, design structure, any audio and audiovisual material, photographs, trademarks, and other materials that LookSmart provides to ISP for the purpose of promoting LookSmart or the Co-Branded Site.

1.13 "LookSmart Site" means the Internet directory and search engine available on the World Wide Web currently known as "LookSmart" and available at http://www.looksmart.com and all portions thereof, including without limitation, all HTML, Java and other computer languages used in the creation of those Pages and/or other formatted text files, all related graphics files, animation files, data files, modules, routines and objects, and the computer software and all other script or program files required to exploit such materials and collectively control the display of and user interaction with the LookSmart Site.

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1.14 "Page" means the information that appears on an Internet user's computer screen when that user accesses any site on the Internet.

1.15 "Quarter" means each period of three months commencing on 1 January, 1 April, 1 July and 1 October in each year.

2.   CREATION OF CO-BRANDED SITE
--   ---------------------------

2.1  Development of Co-Branded Site. LookSmart shall work with Internet Ventures
     ------------------------------
to design and develop each Co-Branded Site. The Co-Branded Sites shall reside on a LookSmart server, provided, however, that static copies of the Co-Branded Home Pages shall reside on the ISP's server.

2.2  Co-Branded Home Page. The Co-Branded Home Pages shall be located at
     --------------------
http://www._________.com, such that ISP subscribers will automatically access
----
the Co-Branded Home Page every time that they dial-in to the ISP's server.

2.3  Advertising.  Each and every Co-Branded Page shall include space designated
     -----------
for advertising, including at least one Banner Advertisement per page. Each individual ISP will have the right to decide if an Advertising Banner will reside on their Home Page. The parties agree and acknowledge that LookSmart shall have the exclusive right, except as otherwise set forth in writing, to sell and place all advertisements on the Co-Branded Site and each Co-Branded Page, including the Co-Branded Home Page. LookSmart shall not place any advertisements on the Co-Branded Site that (i) promote websites that display pornographic material, or (ii) promote another company's Internet connection services.

2.4  ISP Content. ISP shall provide LookSmart with ISP Content to incorporate
     -----------
into the Co-Branded Site. ISP shall deliver such ISP Content via the means of delivery and in the format specified by LookSmart. LookSmart retains the right, in its sole discretion to immediately remove any ISP Content from the Co-Branded Site (excluding the ISP Home Page) if in LookSmart's opinion such ISP Content violates any applicable law or regulation, infringes upon any proprietary right of any third party, violates LookSmart's editorial guidelines or is defamatory, obscene, or offensive.

2.5  Local Directories.  If the average daily Advertising Impressions generated
     -----------------
by the ISPs under Internet Ventures control is greater than 15,000 per day, LookSmart will commit to build, at the request of Internet Ventures, at least one local directory per month and will endeavor to fulfill other reasonable requests based on available resources.

2.6 ISP acknowledges that LookSmart may modify the Co-Branded Site, from time to time without ISP's consent if such modification does not materially impact the rights conferred on the ISP pursuant to this Agreement.

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3.   PAYMENT
--   -------

3.1 LookSmart shall pay ISP a fee at the end of each Quarter equal to $2.50 per one thousand Advertising Impressions delivered via the Co-Branded Site during such Quarter (the "Quarterly Payment"). The Quarterly Payment will be payable within fifteen (15) business days after the end of each Quarter. LookSmart shall be responsible for calculating the Advertising Impressions and the Quarterly Payments.

3.2 LookSmart will pay to the ISP an up-front payment to be offset against future revenue sharing. The amount of the up-front payment will be the forecasted amount of revenue to be paid to the ISP for the first quarter that the co-branded sites are live based on the CPM level noted in Clause 3.1.

4.   CO-MARKETING
--   ------------

4.1  ISP's Obligations.  ISP will use its best efforts to maximize the use of
     -----------------
the Co-Branded Site by its subscribers. Such efforts shall include, but not be limited to, the following:

(a) ISP will provide each new subscriber with a pre-configured version of Netscape Navigator, Internet Explorer, and/or any other Internet browser software ISP distributes to its subscribers in which the default home page is set to the Co-Branded Home Page and, where applicable, the default search engine is set to the Co-Branded Home Page.

(b) Immediately following the commercial launch of the Co-Branded Site, ISP shall insert banners, buttons and or hypertext links on the ISP Home Page that are linked to the Co-Branded Site.

(c) ISP shall promote the Co-Branded Site in any and all material it distributes to promote its services to current and potential subscribers.

4.2  LookSmart's Obligations. LookSmart shall promote the Co-Branded Site (a)
     -----------------------
within the Internet Service Providers Locator referral program on the LookSmart Site, (b) in certain marketing materials distributed by LookSmart that describe LookSmart's Internet service provider partnership program. In addition, LookSmart shall include the ISP in the Internet service provider subcategory of the LookSmart directory,

4.3  Joint Obligations. In additional to the above, each of LookSmart and the
     -----------------
ISP will publicize the Co-Branded Site in as many forums as they consider appropriate.

5.   LICENSE
--   -------

5.1  ISP License. ISP hereby grants LookSmart a non-exclusive license to
     -----------
reproduce, publicly display, and otherwise use the ISP Content, and such other images and materials for which ISP

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grants its prior written consent, during the term of this Agreement for the purpose of creating, maintaining and promoting the Co-Branded Site as contemplated herein.

5.2  LookSmart License. LookSmart hereby grants the ISP a limited non-exclusive;
     ------------------
non-transferable license to use the LookSmart Content during the term of this Agreement for the sole purpose of promoting the Co-Branded Site as set forth herein.

5.3  Use of Logo. Each party's use of the other's Logo shall be limited to the
     -----------
style and format of such Logos as provided by that party. In exercising its rights under any license granted pursuant to this Agreement a party shall not combine any other trademark or service mark with the other party's Logo without the prior written consent of the other party. Both Parties shall have the right to review any advertising or promotional material of the other that refers to them or incorporates their Logo and both parties shall have the right to require the removal of any such advertising or promotional material if they determine, in their absolute discretion, that such advertising or promotional material is not consistent with their respective editorial policy or commonly accepted standards of decency or tolerance or with any applicable laws relating thereto.

6.   PROPRIETARY RIGHTS
--   ------------------

6.1  LookSmart Content. LookSmart will own all rights in and to the LookSmart
     -----------------
Content, the LookSmart Site, the Co-Branded Site (other than the ISP Content) and all Intellectual Property Rights therein and thereto, ISP acknowledges that the LookSmart Content and the LookSmart Site and the goodwill associated therewith are valuable properties belonging to LookSmart and that all rights thereto are and shall remain the sole and exclusive property of LockSmart. Except for the limited license set forth above, nothing in this Agreement grants ISP any right, tide or interest in LookSmart's Content, the LookSmart Site or any and all Intellectual Property Rights. ISP agrees that it will do nothing inconsistent with LookSmart's ownership rights as set forth above and that all uses of the LookSmart Content shall inure to the sole benefit of and be on behalf of LookSmart.

6.2  ISP Content. ISP will own all rights in and to the ISP Content, the ISP
     -----------
Site and all Intellectual Property Rights therein and thereto. LookSmart acknowledges that the ISP Content and the goodwill associated therewith are valuable properties belonging to ISP and that all rights thereto are and shall remain the sole and exclusive property of ISP. LookSmart agrees that it will do nothing inconsistent with ISP's ownership of the ISP Content and that all uses of the ISP Content shall inure to the sole benefit of and be on behalf of ISP.

7.   CONFIDENTIAL INFORMATION
--   ------------------------

7.1  Confidential Information. Each party acknowledges that by reason of its
     ------------------------
relationship to the other party under this Agreement it will have access to and acquire knowledge from, material, data, systems and other information concerning the operation, business, financial affairs, products, customers and Intellectual Property Rights of the other party that may not be accessible or known to the general public (referred to as "Confidential Information"). "Confidential Information" shall

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include, but, not be limited to, (i) the terms of this Agreement, and (ii) any and all information regarding any software utilized by LookSmart to create, operate or maintain the LookSmart Site and the Co-Branded Site.

7.2  No Disclosure. Each party agrees to maintain all Confidential Information
     -------------
received from the other, both orally and in writing, in confidence and agrees not to disclose or otherwise make available such Confidential Information to any third party without the prior written consent of the disclosing party; provided, however, that each party may disclose the financial terms of this Agreement to its legal and business advisors and to potential investors is such third parties agree to maintain the confidentiality of such Confidential Information. Each party further agrees to use the Confidential Information only for the purpose of performing this Agreement. In addition, neither party shall reverse engineer, disassemble or decompile any prototypes, software or other tangible objects which embody the other party's Confidential Information and which are provided to the party hereunder. Whenever requested by a disclosing party, a receiving party shall immediately return to the disclosing party all manifestations of the Confidential Information or, at the disclosing party's option, shall destroy all such Confidential Information as the disclosing party may designate. The receiving party's obligation of confidentiality shall survive this Agreement for a period of five (5) years from the date of its termination, and thereafter shall terminate and be of no further force or effect.

7.3  Exclusion. The parties' obligations under Section 8(a) above shall not
     ---------
apply to Confidential Information which: (i) is or becomes a matter of public knowledge though no fault of or action by the receiving party, (ii) was rightfully in the receiving party's possession prior to disclosure by the disclosing party; (iii) subsequent to disclosure, is rightfully obtained by the receiving party from a third party who is lawfully in possession of such Confidential Information without restriction; (iv) is independently developed by the receiving party without resort to the disclosing party's Confidential Information; or (v) is required by law or judicial order, provided that prior written notice of such required disclosure is furnished to the disclosing party as soon as practicable in order to afford the disclosing party an opportunity to seek a protective order and that if such order cannot be obtained disclosure may be made without liability.

8.   REPRESENTATIONS, WARRANTIES, AND INDEMNIFICATION
--   ------------------------------------------------

8.1  ISP's Representations and Warranties. ISP represents and warrants that (i)
     ------------------------------------
it has the right, power and authority to enter into this Agreement and to fully perform its obligations under this Agreement; (ii) entering into this Agreement does not violate any agreement existing between it and any other person or entity, (iii) it is the sole owner or is a valid licensee of the ISP Content, the ISP Site and all content contained therein, and any other materials it contributes to the Co-Branded Site and has secured all necessary licenses, consents and authorizations with respect to use of such content and all elements thereof to the full extent contemplated herein, (iv) the ISP Content and the content on the ISP Site does not violate or infringe any right of privacy or publicity or any other Intellectual Property Right or contain any libelous, defamatory, obscene or unlawful material, or otherwise violate or infringe any other right of any person or entity and (v)

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the ISP Content shall at all times comply with LookSmart's editorial policies and commonly accepted standards of decency.

8.2  ISP's Indemnification. ISP agrees to, and shall, indemnify, defend and hold
     ---------------------
harmless LookSmart and its directors, shareholders, officers, agents, employees, successors, affiliates and assigns from and against any and all claims, demands, suits, actions, judgments, damages, costs, losses, expenses (including attorneys' fees and expenses) and other liabilities arising from, in connection with or related in any way to, directly or indirectly, (i) any breach or alleged breach of any of the representations, warranties, undertakings or agreements made by it under this Agreement, (ii) any claims related to the development, operation, maintenance and/or content of the ISP Site, and (iii) any claims related to the promotion, provision and maintenance of ISP's products and services. LookSmart shall promptly notify ISP of any such claim, ISP shall bear full responsibility for the defense (including any settlements); provided however, that (i) ISP shall keep LookSmart informed of, and consult with LookSmart in connection with the progress of such litigation or settlement; and
(ii) ISP shall not have any right, without LookSmart's written consent, to settle any such claim if such settlement arises from or is part of any criminal action, suit or proceeding or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the part of LookSmart.

8.3  LookSmart's Representations and Warranties. LookSmart represents and
     ------------------------------------------
warrants that (i) it has the right, power and authority to enter into this Agreement and to fully perform its obligations under this Agreement; (ii) entering into this Agreement does not violate any agreement existing between it and any other person or entity; (iii) it is the sole owner or is a valid licensee of the LookSmart Content and any other materials it contributes to the Co-Branded Site and has secured all necessary licenses, consents and authorizations with respect to use of such content and all elements thereof to the full extent contemplated herein; (iv) the LookSmart Content does not violate or infringe any right of privacy or publicity or any other Intellectual Property Right or contain any libelous, defamatory, obscene or unlawful material or otherwise violate or infringe any other right of any person or entity; and (v) the LookSmart Content shall at all times comply with the LookSmart's editorial policies and commonly accepted standards of decency.

8.4  LookSmart's Indemnification. LookSmart agrees to, and shall indemnify,
     ---------------------------
defend and hold harmless ISP and its directors, shareholders, officers, agents, employees, successors, affiliates and assigns from and against any and all third party claims, demands, suits, actions, judgments, damages, costs, losses, expenses (including attorneys' fees and expenses) and other liabilities arising from, in connection with or related in any way to, directly or indirectly, (i) any breach or alleged breach of any of the representations and warranties made by it in Section 8.3 of this Agreement. ISP shall promptly notify LookSmart of any such claim. LookSmart shall bear fill responsibility for the defense (including any settlements), provided however, that (i) LookSmart shall keep ISP informed of, and consult with ISP in connection with the progress of such litigation or settlement; and (ii) LookSmart shall not have any right, without ISP's written consent, to settle any such claim if such settlement arises from or is part of any criminal action,

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

suit or proceeding or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the part of ISP.

8.5 EXCEPT AS EXPRESSLY STATED IN THIS SECTION 8 AND IN THIS AGREEMENT, NEITHER PARTY MAKES ANY AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTIES, EXPRESSED OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE. EACH PARTY DISCLAIMS THE IMPLIED WARRANTY OF MERCHANTABILITY AND THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

9.   LIMITATION OF LIABILITY
--   -----------------------

     9.1 Under no circumstances shall either party be liable to the other for any indirect, incidental, consequential, special or exemplary damages, arising from any act or omission, including negligent acts or omissions, of that party, even if the party has been advised of the possibility of such damages, arising from any provision of this Agreement, such as, but not limited to loss of revenue or anticipated profits, lost data, or lost business.

10.  TERM AND TERMINATION
---  --------------------

10.1 This Agreement shall commence on Execution Date and shall continue until terminated by either party at any time, with or without cause, by providing 60 days' written notice to the other party.

10.2 If this Agreement is terminated for any reason (i) each party shall immediately remove the other party's content from their respective web sites,
(ii) LookSmart shall remove the Co-Branded Site, (iii) ISP shall remove any LookSmart Content from the static copy of the Co-Branded Home Page an its server, (iv) each party shall promptly deliver to the other party all originals and copies of the other party's Content, together with any other material provided by the other party (including all copies thereof), (v) each party shall immediately cease to use the other party's Content, and (vi) ISP shall return to LookSmart any and all prepayment in excess of any Quarterly Payment due to ISP. Each party shall ensure that such materials have been erased from all computer memories and storage devices within its possession or control.

10.3 In no event shall either party have any right to recover or obtain any Intellectual Property Rights in or to the other party's site, nor shall either party enjoin or otherwise interfere with the other party's development, exploitation or promotion of its site (or any element thereof), or any derivative work thereof except to the extent that a party is permitted to use the other party's Content strictly in accordance with this Agreement.

10.4 In the event of termination or expiration of this Agreement for any reason,
Section 6, 7, 8 and 9 shall survive such termination or expiration.

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11.  WAIVER REMEDIES CUMULATIVE
---  --------------------------

11.1 The waiver by either party of a breach or default by the other party of any of the provisions of this Agreement shall not be construed as a waiver of any succeeding breach or default of the same or any other provisions of this Agreement and shall not impair the exercise of any rights accruing to it under this Agreement thereafter; nor shall any delay or omission on the part of either party to exercise or avail itself of any rights accruing to it under this Agreement operate as a waiver of any breach or default by the other party of any of the said provisions

11.2 All rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

12.  COSTS
---  -----

     Each party shall bear its own legal, accounting and other costs, charges and expenses of and incidental to this Agreement.

13.  ENTIRE AGREEMENT AND AMENDMENT
---  ------------------------------

     This Agreement constitutes the entire understanding and agreement between LookSmart and ISP with respect to the transactions contemplated herein, and supersedes any and all prior or contemporaneous oral or written understanding, agreement or communication between LookSmart and ISP. No term or provision of this Agreement may be amended or modified unless such amendment or modification is approved in writing and signed by the parties.

14.  INDEPENDENT CONTRACTORS
---  -----------------------

     The parties are independent contractors and no agency, partnership, franchise or other relationship is created hereby. Neither party shall have any power to obligate or bind the other party, except as specifically provided herein, and neither party may make or purport to make any representations, warranties or undertakings for the other party.

15.  NOTICES
---  -------

15.1 All notices, requests, demands, consents, approvals, agreements or other communications authorized or required to be made to or by a party under or in connection with this Agreement shall be in writing and may be given by telecopy or hand to or upon the recipient at the address set out in this Agreement or to such other address or telecopy number as it may have notified the sender.

16.  FORCE MAJEURE
---  -------------

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16.1 Where a party is unable, wholly or in part, by reason of force majeure, to carry out any obligations under this Agreement that obligation is suspended so far as it is affected by force majeure during the continuance thereof. In this Agreement, "force majeure" means an act of God, strike, lockout or other interference with work, war declared or undeclared, blockade, disturbance, lightning, fire, earthquake, storm, flood, explosion, governmental or quasi-governmental restraint expropriation prohibition intervention direction or embargo, unavailability or delay in availability of equipment or transport, inability or delay in obtaining governmental or quasi-governmental approvals consents permits licenses authorities or allocations, and any other cause whether of the kind specified above or otherwise which is not reasonably within the control of the party affected.

17.  ASSIGNMENT
---  ----------

     The obligations and liabilities imposed and the rights and benefits conferred on the parties shall be binding upon and inure to the parties and each of their respective successors in title, transferees and permitted assigns.

18.  PUBLIC ANNOUNCEMENT
---  -------------------

     No public announcement of any transaction undertaken pursuant to this Agreement shall be made by either party otherwise than as a joint announcement in a form approved by both parties.

19.  FURTHER ASSURANCES
---  ------------------

     Each party shall exercise all such powers as are available to it, do all such acts, matters and things and sign, execute and deliver all such documents and instruments as may be necessary or reasonably required to give full force and effect to the provisions of this Agreement.

20.  GOVERNING LAW
---  -------------

     This Agreement shall be governed by and construed in accordance with California Law without reference to conflicts of law provisions.

21.  COUNTERPARTS
---  ------------

     This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

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     The parties have caused this Agreement to be executed by their duly authorized representatives as of the date written above.

LOOKSMART, LTD.

By: /s/ Ryan (illegible)
   ---------------------------------

Title: Sales Manager
      ------------------------------

Date:  2/17/99
     -------------------------------


INTERNET VENTURES INC.


By: /s/ Donald A. Janke
   ---------------------------------

Title:______________________________

Date:_______________________________

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